UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 30, 2014
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2014 results was made October 30, 2014 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2014 Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

November 3, 2014	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.0	Press Release: Data I/O Reports Third Quarter 2014 Results

Exhibit 99.0

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports Third Quarter 2014 Results

Net Income of $646,000 up 45% sequentially on revenue of $6.2M

Redmond, WA, Thursday, Oct. 30 2014 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the third quarter ended September 30, 2014.

Summary

•         Net sales of $6.2 million in Q3 2014, up 16% from Q3 2013 and up 11% sequentially from Q2 2014. Quarterly sales achieved a three year high.

•         Net income of $646,000 in Q3 2014, compared to a net income of $146,000 in Q3 2013 and $447,000 in Q2 2014.

•         Adjusted EBITDA excluding equity compensation was $818,000 in Q3 2014.

•         Bookings of $5.4 million in Q3 2014.

•         PSV7000 Automated Programming System continues to lead sales growth with first multiple order customers, Asia automotive growth, and “Internet of Things” wins.

•         New PSV3000 Automated Programming System wins the Global SMT Award for Programming at NEPCON Shenzhen in September.

“We were very pleased to report strong profits and revenue growth in Q3, again led by the PSV7000,” said Anthony Ambrose, President and CEO.   “The PSV7000 continues to win in the marketplace, with strong momentum now extending to Asia in Q3. During the quarter, we won two global automotive bookings in China in highly competitive situations. We also had repeat customers purchasing their second and third systems, respectively.  These are examples of how we are gaining market share and building a strong recurring revenue base.  At the cost effective entry point of our automated product line, the PSV3000 was formally launched in Asian markets during the third quarter and was also recognized with the Global SMT Award for Programming. Overall, we are seeing global strength in automotive infotainment and industrial “Internet of Things” applications, along with conversions to automated programming.”

Financial Results

Net sales in the third quarter of 2014 were $6.2 million up 16% compared with $5.4 million in the third quarter of 2013 and up 11% sequentially from $5.6 million in the second quarter of 2014.  Net income in the third quarter of 2014 was $646,000, or $0.08 per share, compared with net income of $146,000 or $0.02 per share, in the third quarter of 2013.  For the third quarter of 2014, gross margin as a percentage of sales was 54.6%, compared to 47.7% in the third quarter of 2013.  Bookings in the third quarter of 2014 were $5.4 million, up 25% compared to $4.3 million in the third quarter of 2013.  Backlog at September 30, 2014 was $2.0 million compared to $1.3 million at September 30, 2013.  Deferred revenue at September 30, 2014 was $1.8 million compared to $1.3 million at September 30, 2013.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $728,000 in the third quarter of 2014, compared to $228,000 in the third quarter of 2013.  Equity compensation expense (a non-cash item) in the third quarter of 2014 and 2013 was $90,000 and $102,000, respectively.  Adjusted EBITDA excluding equity compensation was $818,000 in the third quarter of 2014, compared to $330,000 in the third quarter of 2013.

Conference Call Information

A conference call discussing the third quarter ended September 30, 2014 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (612) 234-9960, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 339917.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, wireless, consumer electronics, industrial controls, medical, and military/aerospace markets.  Today, our customers manufacture tens of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively deliver their Intellectual Property into programmable devices. Data I/O provides programming solutions for devices in any package, whether programmed in a socket or on a circuit board.  Our expertise in programmable integrated circuits, global supply chain processes, and IP management and protection helps bring innovative new products to life.  These solutions are backed by a global network of Data I/O support and service providers, assuring success for our customers.

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue,  expected margins, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Sales	$6,213	$5,357	$16,631	$15,387
Cost of goods sold	2,822	2,801	7,723	7,351
Gross margin	3,391	2,556	8,908	8,036
Operating expenses:
Research and development	1,217	1,109	3,539	3,430
Selling, general and administrative	1,444	1,367	4,588	4,959
Provision for business restructuring	-	1	13	642
Total operating expenses	2,661	2,477	8,140	9,031
Operating income (loss)	730	79	768	(995)
Non-operating income (expense):
Interest income	50	19	122	93
Foreign currency transaction gain (loss)	(139)	17	(113)	(42)
Total non-operating income (expense)	(89)	36	9	51
Income (loss) before income taxes	641	115	777	(944)
Income tax (expense) benefit	5	31	(27)	6
Net income (loss)	$646	$146	$750	($938)

Basic earnings (loss) per share	$0.08	$0.02	$0.10	($0.12)
Diluted earnings (loss) per share	$0.08	$0.02	$0.09	($0.12)
Weighted-average basic shares	7,846	7,773	7,816	7,761
Weighted-average diluted shares	7,980	7,819	7,922	7,761

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	September 30, 2014	December 31, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,399	$10,426
Trade accounts receivable, net of allowance for
doubtful accounts of $99 and $87, respectively	4,441	1,980
Inventories	4,323	3,770
Other current assets	314	395
TOTAL CURRENT ASSETS	18,477	16,571

Property, plant and equipment – net	653	843
Other assets	84	88
TOTAL ASSETS	$19,214	$17,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,282	$720
Accrued compensation	1,450	1,107
Deferred revenue	1,762	1,170
Other accrued liabilities	698	597
Accrued costs of business restructuring	164	723
Income taxes payable	18	10
TOTAL CURRENT LIABILITIES	5,374	4,327

Long-term other payables	219	313

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 7,847,391 shares as of September 30,
2014 and 7,786,053 shares as of December 31, 2013	18,625	18,343
Accumulated earnings (deficit)	(6,292)	(7,042)
Accumulated other comprehensive income	1,288	1,561
TOTAL STOCKHOLDERS’ EQUITY	13,621	12,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,214	$17,502

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
(in thousands)
Net Income (loss)	$646	$146	$750	($938)
Interest (income) expense	(50)	(19)	(122)	(93)
Taxes	(5)	(31)	27	(6)
Depreciation and amortization	137	132	457	475
EBITDA earnings (loss)	$728	$228	$1,112	($562)

Equity Compensation	90	102	301	308
Adjusted EBITDA earnings (loss) excluding equity compensation	$818	$330	$1,413	($254)